Exhibit 107

Calculation of Filing Fee Table

Form F-4

(Form Type)

National Energy Services Reunited Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered		Proposed Maximum Offering Price Per Share (4)		Maximum Aggregate Offering Price (2) (4)		Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Ordinary shares, no par value per share	Rule 457(f)(1)	3,555,038	(1)(2)	$6.17	(3)	$21,934,584.46	(3)	$0.00015310	$3,358.18

Fees to Be Paid	Equity	Warrants	Rule 457(g)	35,540,380	(4)	N/A		N/A		N/A	$—	(5)

Fees Previously Paid

	Total Offering Amounts							$21,934,584.46			$3,358.18

	Total Fees Previously Paid										$—

	Total Fee Offsets										—

	Net Fee Due										$3,358.18

(1)	Represents the maximum number of ordinary shares, no par value (the “Ordinary Shares”) of the registrant that may be issued directly to (i) holders of our warrants (the “Warrants”) who tender their Warrants pursuant to the Offer (as defined in the Prospectus/Offer to Exchange) and (ii) holders of our outstanding Warrants who do not tender their Warrants pursuant to the Offer and, pursuant to the Warrant Amendment (as defined in the Prospectus/Offer to Exchange), if approved, may receive Ordinary Shares of the registrant in the event the registrant exercises its right to convert the Warrants into Ordinary Shares.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional shares of Ordinary Shares issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(3)	Estimated pursuant to Rule 457(f)(1) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price is $6.17 per share, which is the average of the high and low prices of the Ordinary Shares on May 22, 2025, on the NASDAQ Capital Market.

(4)	Represents the maximum number of Warrants that may be amended pursuant to the Warrant Amendment.

(5)	No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.